Exhibit 10.23

PURCHASE AND SALE AGREEMENT

BY AND BETWEEN

LBA REALTY FUND II-COMPANY VII, LLC,

a Delaware limited liability company

AS SELLER

AND

WELLS CORE REIT – 7601 TECHNOLOGY WAY, LLC

a Delaware limited liability company

AS PURCHASER

FOR

7601 Technology Way

Denver, Colorado

Dated as of June 2, 2011

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (the “Agreement”) is made as of the 2nd day of June, 2011 (the “Effective Date”) by and between LBA REALTY FUND II-COMPANY VII, LLC, a Delaware limited liability company (“Seller”), having an office at 17901 Von Karman Avenue, Suite 950, Irvine, California 92614, and WELLS CORE REIT – 7601 TECHNOLOGY WAY, LLC, a Delaware limited liability company (“Purchaser”), having an office at 6200 The Corners Parkway, Suite 250, Atlanta, Georgia 30092.

ARTICLE I

PURCHASE AND SALE

1.1         Agreement of Purchase and Sale.   Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey and Purchaser agrees to purchase the following:

(a)        that certain tract or parcel of land situated in Denver County, Colorado, more particularly described on Exhibit A attached hereto and made a part hereof, together with all and singular the rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way (the property described in clause (a) of this Section 1.1 being herein referred to collectively as the “Land”);

(b)        the buildings, structures, fixtures and other improvements on the Land, including specifically, without limitation, that certain six (6) story office building and two (2) level parking garage located thereon, such building having a street address of 7601 Technology Way, Denver, Colorado (the property described in clause (b) of this Section 1.1 being herein referred to collectively as the “Improvements”);

(c)        all of Seller’s right, title and interest in and to all tangible personal property upon the Land or within the Improvements, including specifically, without limitation, appliances, furniture, carpeting, draperies and curtains, tools and supplies, and other items of personal property (excluding cash) used exclusively in connection with the operation of the Land and the Improvements, including, without limitation, the personalty described on Exhibit B attached hereto and made a part hereof (the property described in clause (c) of this Section 1.1 being herein referred to collectively as the “Personal Property”);

(d)        all of Seller’s right, title and interest in and to those certain leases more fully described on Exhibit C (the “Lease Schedule”) attached hereto and made a part hereof (the property described in clause (d) of this Section 1.1 being herein referred to as the “Leases”); and

(e)        all of Seller’s right, title and interest in and to (i) all assignable contracts and agreements (collectively, the “Operating Agreements”) listed and described on Exhibit D (the “Operating Agreements Schedule”) attached hereto and made a part hereof, relating to the upkeep, repair, maintenance or operation of the Land, Improvements or Personal Property which will extend beyond the date of Closing (as such term is defined in Section 4.1 hereof) and which are approved by Purchaser during the Inspection Period (as such term is defined in Section 3.1 hereof)(provided that Seller shall terminate all leasing or management agreements affecting the Property), including specifically, without limitation, all assignable equipment leases, and (ii) all assignable existing warranties and guaranties (expressed or implied) issued to Seller in connection with the Improvements or the Personal Property, all assignable intellectual property and goodwill related thereto, if any, all assignable permits and licenses affecting the Property, and all other assignable intangible property associated with the foregoing (the property described in this Section 1.1(e) being sometimes herein referred to collectively as the “Intangibles”).

1.2         Property Defined.     The Land, the Improvements, the Personal Property, the Leases and the Intangibles are hereinafter sometimes referred to collectively as the “Property.”

1.3         Permitted Exceptions.   The Property shall be conveyed subject to the matters which are, or are deemed to be, Permitted Exceptions pursuant to Article II hereof (herein referred to collectively as the “Permitted Exceptions”).

1.4         Purchase Price.  Seller is to sell and Purchaser is to purchase the Property for a total of FORTY ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($41,500,000.00) (the “Purchase Price”).

1.5         Payment of Purchase Price.   The Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be payable in full at Closing in cash by wire transfer of immediately available federal funds to a bank account designated and controlled by Title Company (as such term is defined in Section 1.6 hereof) in writing to Purchaser prior to the Closing. Said funds shall be so deposited at least one (1) business day prior to the date of Closing.

1.6         Earnest Money.   Within one (1) business day following the full execution and delivery of this Agreement, Purchaser shall deposit with Fidelity National Title Company (the “Title Company”), having its office at 1300 Dove Street, Suite 310, Newport Beach, California 92660, Attention: Valerie Rapp, (949) 477-3646, the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) (the “First Deposit”) in good funds, either by certified bank or cashier’s check or by federal wire transfer. If Purchaser does not exercise the right to terminate this Agreement in accordance with Section 3.2 hereof, Purchaser shall, on or before the last day of the Inspection Period, deposit with the Title Company the additional sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) (the “Second Deposit”) in good funds, either by certified bank or cashier’s check or by federal wire transfer as an additional deposit under this Agreement. In the event that Purchaser shall timely exercise the Extension Option (as such term is defined in Section 4.1 hereof), Purchaser shall, within one (1) business day following such exercise, deposit with the Title Company the additional sum of One Million and No/100 Dollars ($1,000,000.00) (the “Extension Deposit”) in good funds, either by certified bank or cashier’s check or by federal wire transfer, as an additional deposit under this Agreement. The Title Company shall hold the First Deposit, the Second Deposit and, if applicable, the Extension Deposit, in an interest-bearing account in accordance with the terms and conditions hereof and any supplementary instructions executed by the parties pursuant to the provisions of Section 10.24.1 hereof. The First Deposit, the Second Deposit and, if applicable, the Extension Deposit, together with all interest earned on such sums, are herein referred to collectively as the “Earnest

Money.” All interest accruing on such sums shall become a part of the Earnest Money and shall be distributed as Earnest Money in accordance with the terms of this Agreement. Upon the expiration of the Inspection Period, the Earnest Money shall be non-refundable to Purchaser except as expressly set forth in this Agreement. If Purchaser fails to deliver the Second Deposit to the Title Company within the time period specified above, this Agreement shall, at the option of Seller, terminate automatically and, in such event, Title Company shall deliver the Earnest Money to Purchaser promptly thereafter and neither party shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. Time is of the essence for the delivery of Earnest Money under this Agreement.

ARTICLE II

TITLE AND SURVEY

2.1         Title Examination; Commitment for Title Insurance.  Seller has obtained from the Title Company and delivered to Purchaser an ALTA title insurance report, together with legible copies of all documents referenced therein (collectively, the “Title Commitment”) covering the Property.

2.2         Survey.  Seller has delivered or shall deliver to Purchaser, Seller’s existing ALTA survey of the Property (the “Survey”). Purchaser may, at its sole cost and expense, update and recertify the Survey, in which event such updated survey shall be referred to herein as the Survey.

2.3         Mandatory Cure of Certain Title Objections.  Seller shall remove at Closing, any monetary liens (other than non-delinquent taxes and assessments) affecting the Property which either (x) were created by or through Seller, or (y) were not created by or through Purchaser and which in the aggregate do not exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), whether or not created by or through Seller, and such monetary liens shall not constitute Permitted Exceptions.

2.4         Conveyance of Title.  At Closing, Seller shall convey and transfer to Purchaser such title to the Property as will enable the Title Company to issue to Purchaser the ALTA Owner’s Policy of Title Insurance most recently promulgated in the State of Colorado (the “Title Policy”) covering the Property, the easements created pursuant to the Parking Easement Agreement (as such term is defined in Section 4.2(j) hereof) and the rights set forth in the Declaration (as such term is defined in Section 4.2(j) hereof), in the full amount of the Purchase Price, subject to the Permitted Exceptions. The Property shall be conveyed subject to the following matters, which shall be deemed to be Permitted Exceptions:

(a)        the rights of tenants, as tenants only, under the Leases;

(b)        the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing, subject to adjustment as herein provided;

(c)        local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property;

(d)        the title exceptions set forth on Exhibit N attached hereto;

(e)        the Parking Easement Agreement and the Declaration; and

(f)        items not objected to by Purchaser or waived or deemed waived by Purchaser in accordance with Section 2.5 hereof.

2.5         Pre-Closing “Gap” Title Defects.  Seller and Purchaser acknowledge that as of the expiration of the Inspection Period, Purchaser has accepted the title exceptions set forth on Exhibit N attached hereto. Purchaser may, at or prior to Closing, notify Seller in writing of any objections to title first raised by the Title Company between (a) the expiration of the Inspection Period, and (b) the date on which the transaction contemplated herein is scheduled to close. With respect to any objections to title set forth in such notice and subject to Seller’s obligation under the last sentence of Section 2.3, Seller shall notify Purchaser in writing whether Seller elects to attempt to cure such objections. Seller’s failure to respond within said two (2) business day period shall be deemed to be Seller’s election not to cure any such objections. If Seller elects to attempt to cure any such matters, the date for Closing shall be automatically extended by a reasonable additional time to effect such a cure, but in no event shall the extension exceed thirty (30) days after the date for Closing set forth in Section 4.1 hereof. If Seller elects (or is deemed to have elected) not to cure any objections specified in Purchaser’s notice, Purchaser shall have the following options: (i) to accept a conveyance of the Property subject to the Permitted Exceptions, specifically including any matter objected to by Purchaser which Seller is unwilling to cure, and without reduction of the Purchase Price; or (ii) to terminate this Agreement by sending written notice thereof to Seller, and upon delivery of such notice of termination, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser, and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. If Seller notifies Purchaser that Seller does not intend to attempt to cure any title objection; Purchaser shall, within two (2) business days after such notice has been given, notify Seller in writing whether Purchaser shall elect to accept the conveyance under clause (i) above or to terminate this Agreement under clause (ii) above. Purchaser’s failure to respond within said two (2) business day period shall be deemed to be Purchaser’s election to accept the conveyance under clause (i) above.

ARTICLE III

INSPECTION PERIOD

3.1         Right of Inspection.   During the period beginning upon the Effective Date and ending at 5:00 p.m. (local time at the Property) on June 3, 2011 (hereinafter referred to as the “Inspection Period”), and thereafter until Closing or the earlier termination of this Agreement, Purchaser shall have the right to make a physical inspection of the Property and to examine at such place or places at the Property, in the offices of the property manager or elsewhere as the same may be located, any operating files maintained by Seller or its property manager in connection with the leasing, current maintenance and/or management of the Property, including, without limitation, the Leases, lease files, Operating Agreements, insurance policies, bills, invoices, receipts, budgets, operating statements, a general ledger and other general records relating to the income and expenses of the Property, correspondence, surveys, plans and specifications, warranties for services and materials provided to the Property, environmental audits and similar materials, and additional information or materials reasonably requested by Purchaser, but excluding materials not directly related to the leasing, maintenance and/or management of the Property such as, without limitation, Seller’s internal memoranda, financial projections, appraisals, accounting and tax records and similar proprietary, privileged or confidential information. Purchaser understands and agrees that any on-site inspections of the Property shall be conducted during normal business hours and upon at least twenty-four (24) hours’ prior written notice to Seller and that Seller shall have the right to have its representative present during any such inspection. Such physical inspection shall not unreasonably interfere with the use of the Property by Seller or its tenants nor shall Purchaser’s inspection damage the Property in any respect. Such physical inspection shall not be invasive in any respect (unless Purchaser obtains Seller’s prior written consent which may be granted, withheld or conditioned in Seller’s sole and absolute discretion), and in any event shall be conducted in accordance with standards customarily employed in the industry and in compliance with all governmental laws, rules and regulations. Following each entry by Purchaser with respect to inspections and/or tests on the Property, Purchaser shall restore the Property to a condition which is as near as possible to its original condition as existed prior to any such inspections and/or tests. Seller shall cooperate with Purchaser in its due diligence but shall not be obligated to incur any liability or third-party expense in connection therewith (other than copying expense). Purchaser shall not contact any tenant(s) of the Property unless (x) Purchaser shall first notify Seller of its desire to contact such tenant(s), (y) Purchaser shall coordinate the time, place and method of any such contact with Seller, and (z) Seller shall have the right to be present (or have its representative be present) at any such contact. Purchaser agrees to indemnify against and hold Seller harmless from any claim for liabilities, costs, expenses (including reasonable attorneys’ fees actually incurred) damages or injuries arising out of or resulting from the inspection of the Property by Purchaser or its agents, except to the extent arising from (I) the negligence or willful misconduct of Seller or Seller’s agents, contractors or employees, or (II) the mere discovery of an existing condition. Notwithstanding anything to the contrary in this Agreement, such obligation to indemnify and hold harmless Seller shall survive Closing or any termination of this Agreement. Prior to Purchaser entering the Property to conduct the inspections and/or tests described above, Purchaser shall obtain and maintain, at Purchaser’s sole cost and expense, and shall deliver to Seller evidence of, the following insurance coverage, and shall cause each of its agents and contractors to obtain and maintain, and, upon request of Seller, shall deliver to Seller evidence of, the following insurance coverage: general liability insurance, from an insurer reasonably acceptable to Seller, in the amount of One Million and No/100 Dollars ($1,000,000.00) combined single limit for personal injury and property damage per occurrence, such policy to name Seller as an additional insured party, which insurance shall provide coverage against any claim for personal liability or property damage caused by Purchaser or its agents, employees or contractors in connection with such inspections and/or tests.

3.2         Right of Termination. Seller agrees that in the event Purchaser determines (such determination to be made in Purchaser’s sole discretion) that the Property is not suitable for its purposes, Purchaser shall have the right to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Inspection Period. If Purchaser gives such notice of termination within the Inspection Period, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser. Time is of the essence with respect to the provisions of this Section 3.2. If Purchaser fails to give Seller a notice of termination prior to the expiration of the Inspection Period, Purchaser shall no longer have any right to terminate this Agreement under this Section 3.2 and (subject to the provisions of Section 2.5 hereof) shall be bound to proceed to Closing and consummate the transaction contemplated hereby, subject to the other terms of this Agreement.

ARTICLE IV

CLOSING

4.1         Time and Place.  The parties shall conduct an escrow closing (the “Closing”) on July 6, 2011, or such later date as the same may be extended to pursuant to Section 2.5 hereof (the “Closing Date”). Purchaser shall have the one-time right to extend the Closing Date for a period of thirty (30) days (the “Extension Option”), by delivering written notice of such extension to Seller and Title Company not later than ten (10) days prior to the originally scheduled Closing Date and timely making the Extension Deposit required pursuant to Section 1.6 hereof. In the event the Closing does not occur on or before the Closing Date, the Title Company shall, unless it is notified by both Seller and Purchaser to the contrary within three (3) days after the Closing Date, return to the depositor thereof items other than the Earnest Money which were deposited thereunder; any such return shall not, however, relieve either party of any liability it may have for its wrongful failure to close. At Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 hereof and Section 4.3 hereof, the performance of which obligations shall be concurrent conditions.

4.2         Seller’s Obligations at Closing.   Not less than one (1) business day prior to Closing, Seller shall deliver to the Title Company:

(a)        a duly executed special warranty deed (the “Deed”) in the form of Exhibit E attached hereto, conveying the Land and Improvements, subject only to the Permitted Exceptions;

(b)        four (4) duly executed counterparts of a bill of sale in the form of Exhibit F attached hereto;

(c)        four (4) duly executed counterparts of an assignment and assumption agreement as to the Leases in the form of Exhibit G attached hereto;

(d)        four (4) duly executed counterparts of an assignment and assumption agreement as to the Operating Agreements and other Intangibles in the form of Exhibit H attached hereto; provided that, in the event any assignable warranty or guaranty requires the consent or action of a third party, Seller shall use reasonable efforts to obtain such consent or other action prior to the Closing in accordance with Section 10.12 hereof;

(e)        the Tenant Estoppel (as defined in Section 5.4(b) hereof), to the extent received by Seller from Jackson National Life Insurance Company (“Current Tenant”), the DTC Estoppel (as defined in Section 5.4(d) hereof), to the extent received by Seller from the architectural control committee under the applicable conditions, covenants and restrictions, and the Technology Way Estoppel (as defined in Section 5.4(e) hereof), to the extent received by Seller from the association under the applicable conditions, covenants and restrictions;

(f)        four (4) duly executed originals of a notice in the form of Exhibit I attached hereto which Purchaser shall send to each of the tenants under the Leases informing such tenants of the sale of the Property and of the assignment to Purchaser of Seller’s interest in, and obligations under, the Leases (including, if applicable, any security deposits) and directing that all rent and other sums payable under the Leases after the Closing shall be paid as set forth in the notice;

(g)        four (4) originals of a certificate, dated as of the date of Closing and executed on behalf of Seller by a duly authorized officer thereof, stating that the representations and warranties of Seller contained in this Agreement are true and correct in all material respects as of the date of Closing (with appropriate modifications of those representations and warranties made in Section 5.1 hereof to reflect any changes therein including without limitation any changes resulting from actions under Section 5.4 hereof) or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change. In no event shall Seller be liable to Purchaser for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty which results from any change that (i) occurs between the Effective Date and the date of Closing and (ii) is expressly permitted under the terms of this Agreement or is beyond the reasonable control of Seller to prevent; provided, however, that the occurrence of a change which is not permitted hereunder or is beyond the reasonable control of Seller to prevent shall, if materially adverse to Purchaser, constitute the non-fulfillment of the condition set forth in Section 4.7(b) hereof; if, despite changes or other matters described in such certificate, the Closing occurs, Seller’s representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate;

(h)        such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller, including, without limitation, a duly executed and acknowledged Statement of Authority under Section 38-30-172 C.R.S.;

(i)         four (4) duly executed counterparts of an affidavit by Seller stating that Seller is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act in the form of Exhibit J attached hereto, and four (4) duly executed originals of a Colorado Form DR 1083;

(j)        one (1) duly executed and acknowledged counterpart of the Parking Easement Agreement in the form of Exhibit K attached hereto (the “Parking Easement Agreement”) and the Declaration of Reciprocal Courtyard Easements and Courtyard Maintenance in the form of Exhibit L attached hereto (the “Declaration”);

(k)       to the extent the Subordination (as such term is defined in Section 4.7(d) hereof) is received from the Lender (as such term is defined in Section 4.7(d) hereof), one (1) duly executed and acknowledged counterpart of the Subordination;

(l)        the original Leases, Operating Agreements and licenses and permits, if any, in the possession of Seller or Seller’s agents, together with such leasing and property files and records which are material in connection with the continued operation, leasing and maintenance of the Property;

(m)      an original bill of sale duly executed by Seller and the Current Tenant pursuant to which Seller shall convey to Current Tenant, without representation or warranty of any kind or nature, all of Seller’s right, title and interest in and to any and all personal property owned by Seller and located on the Property (the “Tenant Bill of Sale”); and

(n)        such additional documents as shall be reasonably required to consummate the transaction expressly contemplated by this Agreement, including an affidavit in a form reasonably required by the Title Company to permit the Title Company to remove any exception for rights of parties in possession other than the tenants under the Leases.

At the Closing, Seller shall deliver to Purchaser possession and occupancy of the Property, subject to the Permitted Exceptions.

4.3         Purchaser’s Obligations at Closing.  Not later than one (1) business day prior to Closing (except as to the Purchase Price, which will be delivered no later than noon, Mountain Time, on the date of Closing), Purchaser shall deliver to Title Company:

(a)        the full amount of the Purchase Price, as increased or decreased by prorations and adjustments as herein provided, in immediately available wire transferred funds pursuant to Section 1.5 hereof, it being agreed that at Closing the Earnest Money shall be applied towards payment of the Purchase Price;

(b)        four (4) duly executed counterparts of the instruments described in Sections 4.2(c), 4.2(d) and 4.2(f) hereof, and one (1) duly executed and acknowledged counterpart of each of the Parking Easement Agreement and the Declaration;

(c)        such evidence the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser, including, without limitation, a duly executed and acknowledged Statement of Authority under Section 38-30-172 C.R.S.;

(d)        A duly executed original Colorado Real Property Transfer Declaration (TD-1000); and

(e)        such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

4.4         Title Company’s Obligations at Closing.  At Closing, Title Company shall:

(a)        at such time as Title Company holds and is irrevocably obligated to deliver the Purchase Price to Seller, record the Deed, the Parking Easement Agreement, the Declaration and, if applicable, the Subordination, all in the Official Records of Denver County, Colorado;

(b)        deliver to Seller the Purchase Price by wire transfer of immediately available federal funds to a bank account designated by Seller in writing to Title Company prior to the Closing;

(c)        deliver to Seller and Purchaser two (2) fully executed counterparts of the instruments described in Sections 4.2(b), 4.2(c), 4.2(d), 4.2(f), 4.2(g) and 4.2(i) hereof;

(d)        deliver to Seller and Purchaser settlement statements prepared by Title Company and approved by Seller and Purchaser; provided, however, that Seller and Purchaser shall use commercially reasonable efforts to finalize and approve such settlement statements not less than two (2) business days prior to the Closing; and

(e)        As soon as is practical after the Closing, deliver to Seller and Purchaser conformed copies of the recorded Deed, Parking Easement Agreement, Declaration and, if applicable, Subordination.

4.5         Credits and Prorations.

(a)        The following shall be apportioned with respect to the Property as of 12:01 a.m., on the day of Closing, as if Purchaser were vested with title to the Property during the entire day upon which Closing occurs:

(i)        rents, if any, as and when collected (the term “rents” as used in this Agreement includes all payments due and payable by tenants under the Leases);

(ii)       taxes (including personal property taxes on the Personal Property) and assessments levied against the Property;

(iii)      payments under the Operating Agreements that are assigned;

(iv)      gas, electricity and other utility charges for which Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing; and

(v)       any other operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and a seller in the area in which the Property is located.

(b)        Notwithstanding anything contained in the foregoing provisions:

(i)        At Closing, (A) Seller shall, at Seller’s option, either deliver to Purchaser any security deposits actually held by Seller pursuant to the Leases or credit to the account of Purchaser the amount of such security deposits (to the extent such security deposits are not applied against delinquent rents or otherwise as provided in the Leases), and (B) Purchaser shall credit to the account of Seller all refundable cash or other deposits posted with utility companies serving the Property, or, at Seller’s option, Seller shall be entitled to receive and retain such refundable cash and deposits.

(ii)       Seller shall pay, at or prior to the Closing, all unpaid taxes and assessments for the 2010 calendar year and any prior years. All taxes and assessments for the calendar year in which the Closing occurs shall be prorated at Closing. If taxes and assessments for the current year have not been paid before Closing, Seller shall be charged at Closing an amount equal to that portion of such taxes and assessments which relates to the period before Closing and Purchaser shall pay the taxes and assessments prior to their becoming delinquent. Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and/or assessed valuation last fixed. To the extent that the actual taxes and assessments for the current year differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves following Closing.

(iii)      Charges referred to in Section 4.5(a) hereof which are payable by any tenant to a third party shall not be apportioned hereunder, and Purchaser shall accept title subject to any of such charges unpaid and Purchaser shall look solely to the tenant responsible therefor for the payment of the same.

(iv)       Seller shall receive the entire advantage of any discounts for the prepayment by it of any taxes, water rates or sewer rents.

(v)        As to gas, electricity and other utility charges referred to in Section 4.5(a)(iv) hereof, Seller may on notice to Purchaser elect to pay one or more of all of said items accrued to the date herein above fixed for apportionment directly to the person or entity entitled thereto, and to the extent Seller so elects, such item shall not be apportioned hereunder, and Seller’s obligation to pay such item directly in such case shall survive the Closing.

(vi)       Seller shall pay any and all sales or similar taxes payable in connection with the transfer of the Personal Property and Seller shall execute and deliver any tax returns required of it in connection therewith, said obligations of Seller to survive Closing. Seller and Purchaser acknowledge that the value of any Personal Property included in the sale pursuant to this Agreement is nominal.

(vii)      Purchaser shall be responsible for the payment of (A) all Tenant Inducement Costs (as hereinafter defined) and leasing commissions which become due and payable (whether before or after Closing) as a result of any renewals or modifications of the Leases, or any new Leases, approved or deemed approved in accordance with Section 5.4 hereof, between the Effective Date and the date of Closing, and (B) all Tenant Inducement Costs and leasing commissions which become due and payable from and after the date of Closing. If, as of the date of Closing, Seller shall have paid any Tenant Inducement Costs or leasing commissions for which Purchaser is responsible pursuant to the foregoing provisions, Purchaser shall reimburse Seller therefor at Closing. For purposes hereof, the term “Tenant Inducement Costs” shall mean any out-of-pocket payments required under any Leases to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, lease buyout costs, and moving, design, refurbishment and club membership allowances. Seller shall be responsible for all Tenant Inducement Costs associated with any existing Lease in place as of the Effective Date. The term “Tenant Inducement Costs” shall not include loss of income resulting from any free rental period, it being agreed that Seller shall bear the loss resulting from any free rental period until the date of Closing and that Purchaser shall bear such loss from and after the date of Closing.

(viii)    Unpaid and delinquent rent collected by Seller and Purchaser after the date of Closing shall be delivered as follows: (a) if Seller collects any unpaid or delinquent rent for the Property, Seller shall, within fifteen (15) days after the receipt thereof, deliver to Purchaser any such rent which Purchaser is entitled to hereunder relating to the date of Closing and any period thereafter, and (b) if Purchaser collects any unpaid or delinquent rent from the Property, Purchaser shall, within fifteen (15) days after the receipt thereof, deliver to Seller any such rent which Seller is entitled to hereunder relating to the period prior to the date of Closing. Seller and Purchaser agree that all rent received by Seller or Purchaser after the date of Closing shall be applied first to current rentals and then to delinquent rentals, if any, in inverse order of maturity. Purchaser will make a good faith effort after Closing to collect all rents in the usual course of Purchaser’s operation of the Property, but Purchaser will not be obligated to institute any lawsuit or other collection procedures to collect delinquent rents. In the event that there shall be any rents or other charges under the Leases which, although relating to a period prior to Closing, do not become due and payable until after Closing or are paid prior to Closing but are subject to adjustment after Closing (such as year end common area expense reimbursements and the like), then any rents or charges of such type received by Purchaser or its agents or Seller or its agents subsequent to Closing shall, to the extent applicable to a period extending through the Closing, be prorated between Seller and Purchaser as of Closing and Seller’s portion thereof shall be remitted promptly to Seller by Purchaser.

(ix)       Purchaser shall receive a credit at Closing in the amount of Fifty Thousand and No/100 Dollars ($50,000.00) as a reimbursement for certain of Purchaser’s legal and other costs incurred in connection with the Parking Easement Agreement and the Declaration.

(c)        In the event that a post closing true-up is necessary, Purchaser and Seller shall work diligently with each other to finalize the prorations as soon as possible, but in no event later than one hundred twenty (120) days after the close of the calendar year in which the Closing shall occur. Purchaser shall be responsible for billing and collecting, if necessary, any amounts owed by tenants as a result of the true-up. Purchaser agrees to refund Seller’s portion of Landlord’s CAM reimbursement within thirty (30) days of receipt of funds. If any tenant is owed a refund, Seller agrees to refund to Purchaser its proportionate share within thirty (30) days after receiving notification from Purchaser of such amounts owed; Seller shall have the right to review the true-up and withhold any refund until the completion of said review.

(d)        The provisions of this Section 4.5 shall survive Closing.

4.6         Closing Costs.    Seller shall pay (a) the fees of any counsel representing it in connection with this transaction; (b) the standard coverage portion of the premium for the Title Policy and deletion of all standard permitted exceptions (exclusive of any endorsements); (c) any transfer tax, documentary stamp tax or similar tax which becomes payable by reason of the transfer of the Property; and (d) one-half (1/2) of any escrow fee which may be charged by Title Company. Purchaser shall pay (u) the fees of any counsel representing Purchaser in connection with this transaction; (v) the costs of any endorsements to the Title Policy; (w) for the cost of the any update or recertification of the Survey; (x) the fees for recording the Deed and the Parking Easement Agreement; and (y) one-half (1/2) of any escrow fees charged by Title Company. All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring same.

4.7         Conditions Precedent to Obligation of Purchaser.  The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing (or earlier as set forth below) of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

(a)        Seller shall have delivered to Title Company all of the items required to be delivered to Title Company pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2 hereof.

(b)        All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement or not adverse to Purchaser).

(c)        Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing.

(d)        Seller’s current lender (“Lender”) for both the Property and the adjacent property owned by Seller and commonly known as 7595 Technology Way, Denver, Colorado (the “Adjacent Property”) shall have consented to, and shall have agreed to subordinate the lien of its deed of trust encumbering the Adjacent Property to, the Parking Easement Agreement and the Declaration (collectively, the “Subordination”); provided, however, that in the event that the

Lender shall require any revisions to the Parking Easement Agreement and/or the Declaration which would not have a material adverse effect upon (x) Seller or the use, marketability or value of the Adjacent Property, each as determined by Seller in its reasonable discretion, or (y) Purchaser or the use, marketability or value of the Property, each as determined by Purchaser in its reasonable discretion, then the Parking Easement Agreement and/or Declaration shall be amended to incorporate such Lender revisions. In the event of the termination of this Agreement pursuant to this Section 4.7(d) (i.e., because Seller fails to obtain the Subordination), Seller shall reimburse Purchaser for any actual out-of-pocket expenses reasonably incurred by Purchaser in connection with this Agreement and/or Purchaser’s due diligence for the Property, in an aggregate amount not to exceed One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) (the “Break-Up Fee”).

(e)        The Lender shall have modified the documents (collectively, the “Loan Documents”) in connection with the loan encumbering the Property and the Adjacent Property (the “Loan”) to permit the release and sale of the Property apart from the Adjacent Property and any other property which is collateral for the Loan. In the event of the termination of this Agreement pursuant to this Section 4.7(e) (i.e., because Seller fails to obtain the Loan modification), Seller shall pay Purchaser the Break-Up Fee.

(f)        The Current Tenant shall have executed and delivered to Purchaser the Tenant Estoppel, in the form and dated as set forth herein, not later than the date which is seventeen (17) business days after the expiration of the Inspection Period.

(g)        There shall not occur any material adverse change to the financial condition or credit rating of the Current Tenant between the expiration of the Inspection Period and the date which is thirty (30) days thereafter.

Any obligation to pay a Break-Up Fee pursuant to this Section 4.7 shall survive the termination of this Agreement.

4.8         Conditions Precedent to Obligation of Seller.    The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

(a)        Purchaser shall have delivered to Title Company the Purchase Price as adjusted pursuant to and payable in the manner provided for in this Agreement.

(b)        Purchaser shall have delivered to Title Company all of the items required to be delivered to Title Company pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3 hereof.

(c)        All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of Closing.

(d)        Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the date of Closing.

(e)        The Lender shall have agreed to the Subordination; provided that Seller shall, between the Effective Date and the scheduled Closing Date, diligently pursue Lender’s agreement to the Subordination (but without obligation to pay any fee to the Lender other than Lender’s third party expenses). In the event of the termination of this Agreement pursuant to this Section 4.8(e), Seller shall pay to Purchaser the Break-Up Fee.

(f)        The Lender shall have modified the Loan Documents to permit the release and sale of the Property apart from the Adjacent Property and any other property which is collateral for the Loan; provided that Seller shall, between the Effective Date and the scheduled Closing Date, diligently pursue such modification to the Loan Documents (but without obligation to pay any fee to the Lender). In the event of the termination of this Agreement pursuant to this Section 4.8(f), Seller shall pay to Purchaser the Break-Up Fee.

Any obligation to pay a Break-Up Fee pursuant to this Section 4.8 shall survive the termination of this Agreement. In no event shall Seller be required to pay more than one Break-Up Fee whether under Section 4.7 hereof or Section 4.8 hereof, or both of them.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1         Representations and Warranties of Seller.   Seller hereby makes the following representations and warranties to Purchaser as of the Effective Date:

(a)        Organization and Authority.  Seller has been duly organized and is validly existing under the laws of Delaware. Seller has the full right, power and authority to enter into this Agreement and, to transfer all of the Property to be conveyed by Seller pursuant hereto and to consummate or cause to be consummated the transactions contemplated herein to be made by Seller. The person signing this Agreement on behalf of Seller is authorized to do so.

(b)        Pending Actions.  There is no action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding pending (or, to Seller’s knowledge, threatened) against the Property or the land covered by the Parking Easement Agreement (collectively, the “Project”) or the transaction contemplated by this Agreement, which, if adversely determined, could individually or in the aggregate have a material adverse effect on title to the Project or any portion thereof or which could in any material way interfere with the consummation by Seller of the transaction contemplated by this Agreement or the operation or use of the Project after Closing.

(c)        Leases.  The Lease with the Current Tenant is the only lease, license or occupancy agreement affecting the Property as of the Effective Date. Seller has delivered to Purchaser, prior to the Effective Date, a true and complete copy of the Lease with the Current

Tenant. Seller is the lessor or landlord or the successor lessor or landlord under the Lease with the Current Tenant. Seller has not received any written notice from the Current Tenant of any default by Seller under the Lease with the Current Tenant. Seller has not delivered any written notice to the Current Tenant asserting or alleging that the Current Tenant is in default under its Lease (other than as to such defaults as have been cured prior to the Effective Date). Seller has paid to the tenant all tenant inducement costs which the landlord is required to pay during the current term of the Lease with the Current Tenant. Notwithstanding anything to the contrary set forth in this Agreement, in the event that Seller shall receive the Tenant Estoppel and the same shall confirm any of the representations set forth in this Section 5.1(c) (each such representation which is so confirmed is hereinafter referred to as a “Confirmed Representation”), then such Confirmed Representation shall automatically terminate and be of no further force or effect and LBA shall have no further liability on account thereof.

(d)        Condemnation.  No condemnation proceedings relating to the Project are pending or, to Seller’s knowledge, threatened.

(e)        OFAC.  (1) Seller and, to Seller’s actual knowledge, each person or entity owning an interest in Seller is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, and (iii) not an “Embargoed Person,” (2) to Seller’s actual knowledge, none of the funds or other assets of Seller constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), and (3) to Seller’s actual knowledge, no Embargoed Person has any interest of any nature whatsoever in Seller (whether directly or indirectly). The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder.

(f)        Operating Agreements.      The Operating Agreements listed on the Operating Agreements Schedule are all of the service agreements affecting the Property.

(g)        Lease Brokerage.   To Seller’s knowledge, no agreements exist with any broker providing for the payment from and after Closing of leasing commissions or fees for procuring tenants with respect to the Property.

(h)        Environmental Reports.  To Seller’s knowledge, Seller has delivered to Purchaser a complete copy of that certain Phase I Environmental Site Assessment 7595 and 7601 Technology Way, Denver, Colorado 80237 prepared for LBA Realty, LLC by URS under its Project No. 29403564.20000 and dated November 30, 2005, which is the most current report in Seller’s possession with respect to the environmental condition of the Property. Except as set forth in the environmental reports delivered by Seller to Purchaser and except for such violations as have been cured prior to the Effective Date, Seller has not received any written notice from any governmental or quasi-governmental agency asserting the Real Property and/or Improvements, or any portion thereof, are in violation of any applicable law, statute, ordinance, code, rule or regulation with respect to the environmental condition of the Real Property and/or Improvements or the presence of hazardous materials thereon or thereunder.

(i)         Operating Statements.  The operating statements delivered and/or made available by Seller to Purchaser pursuant to Section 3.1 hereof are complete copies of such operating statements and, to Seller’s knowledge, are the same operating statements used by Seller in Seller’s reporting of the financial condition of the Property.

5.2         Knowledge Defined.  References to the “knowledge” of Seller shall refer only to the actual knowledge of the Designated Employees (as hereinafter defined) of LBA Realty, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, or any affiliate of Seller, to any property manager, or to any other officer, agent, manager, representative or employee of Seller or any affiliate thereof or to impose upon such Designated Employee any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. As used herein, the term “Designated Employees” shall refer, collectively, to (i) Perry Schonfeld, who is the officer and/or principal of LBA Realty with the primary responsibility for the oversight of asset and property management of the projects owned by LBA Realty and its affiliates, and (ii) Thomas Motherway, who is the officer and/or principal of LBA Realty with the primary responsibility for the disposition of the projects owned by LBA Realty.

5.3         Survival of Seller’s Representations and Warranties.   The representations and warranties of Seller set forth in Section 5.1 hereof as updated by the certificate of Seller to be delivered to Purchaser at Closing in accordance with Section 4.2(g) hereof, shall survive Closing for a period of twelve (12) months. No claim for a breach of any representation or warranty of Seller shall be actionable or payable (a) if the breach in question results from or is based on a condition, state of facts or other matter which was known to Purchaser prior to Closing, (b) unless the valid claims for all such breaches collectively aggregate more than Fifty Thousand and No/100 Dollars ($50,000.00), in which event the full amount of such claims shall be actionable, and (c) unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of said twelve (12) month period and an action shall have been commenced by Purchaser against Seller within ten (10) days after the termination of the survival period provided for above in this Section 5.3. So long as Purchaser’s remedies against Seller are not impaired thereby, Purchaser agrees to first seek recovery under any insurance policies, service contracts and Leases prior to seeking recovery from Seller, and Seller shall not be liable to Purchaser if Purchaser’s claim is satisfied from such insurance policies, service contracts or the Leases. As used herein, the term “Cap” shall mean the total aggregate amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00). In no event shall Seller’s aggregate liability to Purchaser for breach of any representation or warranty of Seller in this Agreement, and/or in (i) the assignment and assumption of Lease to be delivered by Seller at Closing pursuant to Section 4.2(c) hereof and/or (ii) the certificate to be delivered by Seller at Closing pursuant to Section 4.2(g) hereof, exceed the amount of the Cap. Except as expressly provided in the documents to be executed by Seller or Purchaser at Closing hereunder, neither Seller nor Purchaser shall have any liability under this Agreement or under any of the documents or instruments to be executed by Seller or Purchaser at Closing hereunder for any speculative, consequential or punitive damages.

5.4         Covenants of Seller.  Seller hereby covenants with Purchaser as follows:

(a)        From the Effective Date hereof until the Closing or earlier termination of this Agreement, Seller shall operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the date hereof.

(b)        Seller shall use reasonable efforts (but without obligation to incur any cost or expense) to obtain and deliver to Purchaser, a written estoppel certificate dated no earlier than the last day of the Inspection Period signed by the Current Tenant with respect to the Lease with the Current Tenant in the form of Exhibit M attached hereto and made a part hereof, without material change thereto (the “Tenant Estoppel”); provided, however, that, if required by the Current Tenant, the Tenant Estoppel shall be modified to remove (i) the words “true, correct and complete” from Paragraph 6 thereof, (ii) the last sentence of Paragraph 8 thereof, (iii) the last sentence of Paragraph 9 thereof, (iv) all of Paragraph 13 thereof and (v) all of Paragraph 17 thereof. In Addition, Seller shall cooperate with Purchaser to distribute to the Current Tenant, at such time as is requested by Purchaser, a subordination, non-disturbance and attornment agreement (the “SNDA”) prepared by Purchaser on behalf of its lender for the Property and delivered to Seller; provided that apart from making such delivery to the Current Tenant and monitoring the receipt of the same, Seller shall have no obligation with respect thereto, and Seller’s failure to obtain the SNDA shall not affect Seller’s or Purchaser’s rights or obligations under this Agreement.

(c)        A copy of any renewal or modification of any Leases or any new Lease which Seller wishes to execute between the Effective Date and the date of Closing will be submitted to Purchaser prior to execution by Seller. Purchaser agrees to notify Seller in writing within five (5) business days after its receipt thereof of either its approval or disapproval, including all Tenant Inducement Costs and leasing commissions to be incurred in connection therewith. In the event Purchaser informs Seller that Purchaser does not approve the renewal or modification of any existing Lease or any new Lease, Seller shall not exercise such renewal, modification or new Lease. In the event Purchaser fails to notify Seller in writing of its approval or disapproval within the five (5) business day time period for such purpose set forth above, such failure shall be deemed the disapproval by Purchaser. At Closing, Purchaser shall reimburse Seller for any Tenant Inducement Costs, leasing commissions or other expenses, including legal fees, incurred by Seller pursuant to a renewal or a modification or a new Lease approved by Purchaser after the Effective Date.

(d)        Seller shall use reasonable efforts (but without obligation to incur any material cost or expense) to obtain and deliver to Purchaser, a certificate of compliance from the Architectural Control Committee of the Denver Technological Center with respect to the Protective Covenants of Denver Technological Center recorded on March 15, 1982 in Book 2550 at Page 82, in the Office of the Clerk and Recorder of Denver County, Colorado, in the form customarily issued by such committee (the “DTC Estoppel”).

(e)        Seller shall use reasonable efforts (but without obligation to incur any material cost or expense) to obtain and deliver to Purchaser, a written estoppel certificate (the “Technology Way Estoppel”) with respect to that certain Declaration of Covenants, Conditions and Restrictions for Technology Way Campus recorded on December 9, 2005 as Document No. 2005210748 in the Office of the Clerk and Recorded of Denver County, Colorado (the “Technology Way CC&Rs”) from the Association (as defined in the Technology Way CC&Rs) in the form of the estoppel certificate attached hereto as Exhibit P.

5.5         Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants to Seller:

(a)        ERISA.   Purchaser is not acquiring the Property with the assets of a employee benefit plan as defined in Section 3(3) of ERISA.

(b)        Organization and Authority.   Purchaser has the full right, power and authority to purchase the Property as provided in this Agreement and to carry out Purchaser’s obligations hereunder, and all requisite action necessary to authorize Purchaser to enter into this Agreement and to carry out its obligations hereunder have been, or by the Closing will have been, taken. The person signing this Agreement on behalf of Purchaser is authorized to do so.

(c)        Pending Actions.  There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

(d)        OFAC.  Purchaser and, to Purchaser’s actual knowledge, each person or entity owning an interest in Purchaser is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the OFAC and/or on any other similar List, (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, and (iii) not an “Embargoed Person”, to Purchaser’s actual knowledge, none of the funds or other assets of Purchaser constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), and to Purchaser’s actual knowledge, no Embargoed Person has any interest of any nature whatsoever in Purchaser (whether directly or indirectly).

5.6         Survival of Purchaser’s Representations and Warranties; Knowledge.    The representation and warranties of Purchaser set forth in Section 5.5(a) hereof shall survive Closing and shall be a continuing representation and warranty without limitation. All other representations and warranties of Purchaser shall survive Closing for a period of twelve (12) months. Reference to the “knowledge” of Purchaser shall refer only to the actual knowledge of Peter Mitchell, without independent investigation or inquiry. In no event shall Peter Mitchell have any liability or recourse of any kind under this Agreement.

ARTICLE VI

DEFAULT

6.1         Default by Purchaser.   IF THE SALE OF THE PROPERTY IS NOT CONSUMMATED DUE TO ANY DEFAULT BY PURCHASER HEREUNDER, THEN SELLER SHALL RETAIN THE EARNEST MONEY AS LIQUIDATED DAMAGES. THE PARTIES HAVE AGREED THAT SELLER’S ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE DUE TO PURCHASER’S DEFAULT HEREUNDER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE EARNEST MONEY IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT. THE FOREGOING IS NOT INTENDED TO LIMIT PURCHASER’S INDEMNITY OBLIGATIONS UNDER OTHER SECTIONS HEREOF.

6.2         Default by Seller.  In the event that Seller fails to consummate this Agreement for any reason other than Purchaser’s default hereunder or the permitted termination of this Agreement by Seller or Purchaser as herein expressly provided, Purchaser shall be entitled, as its sole remedy, either (a) to receive the return of the Earnest Money, which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (b) to enforce specific performance of Seller’s obligations hereunder. Purchaser expressly waives its rights to seek damages in the event of Seller’s default hereunder. Purchaser shall be deemed to have elected to terminate this Agreement and receive back the Earnest Money if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before sixty (60) days following the date upon which Closing was to have occurred. Notwithstanding the foregoing, in the event any willful default by Seller shall render the remedy of specific performance unavailable to Purchaser, then Seller shall reimburse Purchaser for (i) any actual out-of-pocket expenses actually incurred by Purchaser in connection with this Agreement and/or Purchaser’s due diligence for the Property, and (ii) any other losses incurred by Purchaser as a direct result of such default by Seller. Nothing in this Section 6.2 is intended to limit Seller’s obligations to pay the Break-Up Fee under the other Sections hereof.

ARTICLE VII

RISK OF LOSS

7.1         Minor Damage.  In the event of loss or damage to the Property or any portion thereof which is not “major” (as hereinafter defined), this Agreement shall remain in full force and effect provided Seller performs any necessary repairs so that the Property is restored to the same standard of quality that existed immediately prior to the event of loss or damage or, at Purchaser’s option, assigns to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Purchaser elects to have Seller perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If Purchaser elects to have Seller assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller’s insurance policy. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

7.2         Major Damage.   In the event of a “major” loss or damage, Purchaser may terminate this Agreement by written notice to Seller, in which event the Earnest Money shall be returned to Purchaser. Unless Purchaser elects to terminate this Agreement within ten (10) days after Seller sends Purchaser written notice of the occurrence of major loss or damage, then Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Purchaser’s option, either (a) perform any necessary repairs so that the Property is restored to the same standard of quality that existed immediately prior to the event of loss or damage, or (b) assign to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Purchaser elects to have Seller perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If Purchaser elects to have Seller assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller’s insurance policy. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

7.3         Definition of “Major” Loss or Damage.  For purposes of Sections 7.1 and 7.2 hereof, “major” loss or damage refers to the following: (i) loss or damage to the Property or any portion thereof such that the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be, in the opinion of an architect selected by Purchaser and reasonably approved by Seller, equal to or greater than Five Hundred Thousand and No/100 Dollars ($500,000.00), (ii) any loss due to a condemnation which permanently and materially impairs the current use of the Property, or (iii) any loss or damage which permits the Current Tenant to terminate its Lease. If Seller does not give notice to Purchaser of Seller’s reasons for disapproving an architect within five (5) business days after receipt of notice of the proposed architect, Seller shall be deemed to have approved the architect selected by Purchaser.

ARTICLE VIII

COMMISSIONS

8.1         Brokerage Commissions.   In the event the transaction contemplated by this Agreement is consummated, but not otherwise, Seller agrees to pay to Eastdil Secured (Stephen W. Van Dusen) and CBRE (collectively, the “Broker”) at Closing a brokerage commission pursuant to a separate written agreement between Seller and Broker. Each party agrees that should any claim be made for brokerage commissions or finder’s fees by any broker or finder other than the Broker by, through or on account of any acts of said party or its representatives, said party will indemnify and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense in connection therewith. The provisions of this Section 8.1 shall survive Closing or earlier termination of this Agreement.

ARTICLE IX

DISCLAIMERS AND WAIVERS

9.1         No Reliance on Documents.  Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated hereby. Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, Purchaser acknowledges and agrees that (a) any environmental or other report with respect to the Property which is delivered by Seller to Purchaser shall be for general informational purposes only, (b) Purchaser shall not have any right to rely on any such report delivered by Seller to Purchaser, but rather will rely on its own inspections and investigations of the Property and any reports commissioned by Purchaser with respect thereto, and (c) neither Seller, any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Purchaser shall have any liability to Purchaser for any inaccuracy in or omission from any such report or in verbal communication.

9.2         Disclaimers.   EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE DOCUMENTS EXECUTED AT CLOSING, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER’S LIMITED WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT OR IN THE DOCUMENTS EXECUTED AT CLOSING. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING

TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR IN THE DOCUMENTS EXECUTED AT CLOSING. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS AND THE AMERICANS WITH DISABILITIES ACT, 42 U.S.C. §12101, ET SEQ.) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. PURCHASER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE DATE OF CLOSING, SELLER SHALL NOT BE LIABLE TO PURCHASER OR OTHERWISE FOR SUCH CLEAN-UP, REMOVAL OR REMEDIATION. AS PART OF THE PROVISIONS OF THIS SECTION 9.2, BUT NOT AS A LIMITATION THEREON, PURCHASER HEREBY AGREES, REPRESENTS AND WARRANTS THAT THE MATTERS RELEASED HEREIN ARE NOT LIMITED TO MATTERS WHICH ARE KNOWN OR DISCLOSED, AND PURCHASER HEREBY WAIVES ANY AND ALL RIGHTS AND BENEFITS WHICH IT NOW HAS, OR IN THE

FUTURE MAY HAVE CONFERRED UPON IT, BY VIRTUE OF THE PROVISIONS OF FEDERAL, STATE OR LOCAL LAW, RULES OR REGULATIONS IN CONNECTION WITH SUCH RELEASE. THE FOREGOING WAIVERS AND RELEASES SHALL NOT HOWEVER APPLY WITH RESPECT TO (I) FRAUD ON THE PART OF SELLER, (II) ANY DEFENSE OR COUNTERCLAIM AVAILABLE TO PURCHASER INVOLVING THE SUBJECT MATTER OF ANY SUIT OR OTHER PROCEEDING BROUGHT BY SELLER AGAINST PURCHASER, (III) ANY OBLIGATION OF SELLER UNDER THIS AGREEMENT WHICH EXPRESSLY SURVIVES CLOSING, (IV) ANY OBLIGATION UNDER THE DOCUMENTS EXECUTED AT CLOSING, OR (V) PURCHASER’S ABILITY TO JOIN SELLER IN ANY SUIT FOR PERSONAL INJURY OR PROPERTY DAMAGE OCCURRING DURING SELLER’S PERIOD OF OWNERSHIP OF THE PROPERTY WHICH IS BROUGHT BY A THIRD PARTY (OTHER THAN ANY TENANT OF THE PROPERTY) AGAINST PURCHASER.

9.3         Effect and Survival of Disclaimers.  Seller and Purchaser acknowledge that the compensation to be paid to Seller for the Property has been decreased to take into account that the Property is being sold subject to the provisions of this Article IX. Seller and Purchaser agree that the provisions of this Article IX shall survive Closing.

ARTICLE X

MISCELLANEOUS

10.1        Confidentiality.      Purchaser and its representatives shall hold in strictest confidence all data and information obtained with respect to Seller or its business, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that it is understood and agreed that Purchaser may disclose such data and information (a) to the employees, consultants, accountants, partners, lenders, agents and attorneys of Purchaser provided that such persons are requested to treat such data and information confidentially (it being acknowledged and agreed by Purchaser that Purchaser shall be liable for any breach by such parties of the confidentiality restrictions contained herein), (b) as required by law, rule or regulation or (c) to the extent already in the public domain for reasons other than Purchaser’s disclosure in violation of this Agreement. In the event this Agreement is terminated or Purchaser fails to perform hereunder, Purchaser shall promptly return to Seller or destroy any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein. In the event of a breach or threatened breach by Purchaser or its agents or representatives of this Section 10.1, Seller shall be entitled to an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach. The provisions of this Section 10.1 shall not survive Closing, but shall survive any earlier termination of this Agreement.

10.2        Public Disclosure.  Prior to Closing, any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved by Purchaser and Seller and their respective counsel, both acting reasonably. Notwithstanding anything in this Agreement to the contrary, the parties may release information with respect to the sale contemplated herein or any matters set forth in this Agreement to the extent compelled by law (including to make any required SEC, New York Stock Exchange or other securities market filings), any order of a court of competent jurisdiction or by a lawful, proper subpoena.

10.3        Discharge of Obligations; Claims.  The acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing. Notwithstanding anything in this Agreement to the contrary, Purchaser agrees, on behalf of itself and its successors and assigns, that it shall not make any claim against Seller under the limited warranty contained in the Deed unless and until it shall first have exhausted any and all rights and remedies under the Title Policy (provided that Purchaser shall not be required to delay a claim against Seller beyond any point which would impair Purchaser’s ability to bring such a claim), and Seller shall not be liable to Purchaser if Purchaser’s claim is satisfied from such insurance policy.

10.4        Assignment.    Purchaser may not assign its rights under this Agreement without first obtaining Seller’s written approval, which approval may be given or withheld in Seller’s sole discretion. Notwithstanding the foregoing, Purchaser may assign its rights under this Agreement without the consent of Seller to any entity controlling, controlled by or under common control with Purchaser, so long as (i) Purchaser provides written notice of such assignment to Seller not later than five (5) business days prior to the Closing, (ii) such assignment shall not cause any of Purchaser’s representations and warranties hereunder to become untrue or incorrect in any material respect and (iii) the assignee shall assume all of Purchaser’s obligations under this Agreement pursuant to a written assignment and assumption agreement (a copy of which shall be delivered to Seller). Without limitation of the foregoing, no assignment by Purchaser shall relieve Purchaser of any of its obligations or liabilities pursuant to this Agreement.

10.5        Notices.    Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) reputable overnight delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Seller:	c/o LBA Realty 17901 Von Karman Avenue, Suite 950 Irvine, California 92614
Attention: Thomas Motherway Telecopy: (949) 955-9325

with a copy to:	DLA Piper LLP (US) 550 South Hope Street, Suite 2300 Los Angeles, California 90071
Attention: Richard C. Mendelson, Esq. Telecopy: (213) 330-7545

If to Purchaser:	Wells Core REIT – 7601 Technology Way, LLC
c/o Wells Real Estate Funds
6200 The Corners Parkway Norcross, Georgia 30092 Attention: Peter Mitchell
Telecopy: (770) 243-8510

with a copy to:	Jackson Walker L.L.P. 1401 McKinney, Suite 1900 Houston, Texas 77010
Attention: Kurt D. Nondorf Telecopy: (713) 308-4142

10.6        Binding Effect.    This Agreement shall not be binding in any way upon Seller unless and until Seller shall execute and deliver the same to Purchaser

10.7        Modifications.    This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

10.8        [Intentionally Omitted].

10.9        Calculation of Time Periods.    Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State in which the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5 p.m., local time. Time is of the essence of each and every provision of this Agreement.

10.10     Successors and Assigns.  The terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.

10.11    Entire Agreement.    This Agreement, including the Exhibits, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

10.12     Further Assurances.    Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement. Without limiting the generality of the foregoing, Purchaser shall, if requested by Seller, execute acknowledgments of receipt with respect to any materials delivered by Seller to Purchaser with respect to the Property. The provisions of this Section 10.12 shall survive Closing.

10.13    Counterparts.    This Agreement may be executed in counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Agreement.

10.14    Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

10.15    Applicable Law.    THIS AGREEMENT IS PERFORMABLE IN THE STATE IN WHICH THE PROPERTY IS LOCATED AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF SUCH STATE. SELLER AND PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE IN WHICH THE PROPERTY IS LOCATED IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN THE STATE IN WHICH THE PROPERTY IS LOCATED. PURCHASER AND SELLER AGREE THAT THE PROVISIONS OF THIS SECTION 10.15 SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

10.16    No Third Party Beneficiary.    The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party (including, without limitation, Title Company and Broker), and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing. The provisions of this Section 10.16 shall survive the closing of the transaction contemplated by this Agreement.

10.17    Exhibits and Schedules.    The following schedules or exhibits attached hereto shall be deemed to be an integral part of this Agreement:

(a)	Exhibit A -	Legal Description of the Land

(b)	Exhibit B -	Personal Property

(c)	Exhibit C -	Lease Schedule

(d)	Exhibit D -	Operating Agreements Schedule

(e)	Exhibit E -	Deed

(f)	Exhibit F -	Bill of Sale

(g)	Exhibit G -	Assignment of Leases

(h)	Exhibit H -	Assignment of Operating Agreements and Intangibles

(i)	Exhibit I -	Notice to Tenants

(j)	Exhibit J -	FIRPTA Certificate

(k)	Exhibit K -	Parking Easement Agreement

(l)	Exhibit L -	Declaration

(m)	Exhibit M -	Tenant Estoppel

(n)	Exhibit N -	Approved Title Exceptions

(o)	Exhibit O -	Auditor’s Letter

(p)	Exhibit P -	Technology Way Estoppel

10.18    Captions.  The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

10.19    Construction.    The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

10.20    Termination of Agreement.  It is understood and agreed that if either Purchaser or Seller terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Seller and Purchaser from all obligations under this Agreement, except for such obligations as are specifically stated herein to survive the termination of this Agreement.

10.21    Survival.    The provisions of the following Sections of this Agreement shall survive Closing and shall not be merged into the execution and delivery of the Deed: 3.1; the last paragraph of Section 4.2; 4.5; 5.3; 5.6; 8.1; 9.3; 10.12; 10.15; 10.16; 10.23 and 10.25.

10.22    No Recording.    Neither this Agreement nor any memorandum or short form hereof shall be recorded or filed in any public land or other public records of any jurisdiction, by either party and any attempt to do so may be treated by the other party as a breach of this Agreement.

10.23    Waiver of Trial by Jury.    PURCHASER AND SELLER DO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, OR UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE DOCUMENTS DELIVERED BY PURCHASER OR BY SELLER AT CLOSING, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ANY ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THIS AGREEMENT OR THE PROPERTY (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT AND ANY CLAIMS OR DEFENSES OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO AND ACCEPT THIS AGREEMENT AND THE DOCUMENTS DELIVERED BY THE OTHER PARTY AT CLOSING AND SHALL SURVIVE THE CLOSING OR TERMINATION OF THIS AGREEMENT.

10.24    Escrow Provisions.

                     (a)         General Instructions. Purchaser and Seller each shall promptly deposit a copy of this Agreement executed by such party (or either of them shall deposit a copy executed by both Purchaser and Seller) with Title Company, and, upon receipt of the First Deposit from Purchaser, Title Company shall immediately execute this Agreement where provided below. This Agreement, together with such supplementary instructions not inconsistent herewith as the parties shall provide to Title Company, if any, shall constitute escrow instructions to Title Company for the consummation of the purchase and sale contemplated hereby. If any requirements relating to the duties or obligations of Title Company hereunder are not acceptable to Title Company, or if Title Company requires additional instructions, the parties hereto agree to make such deletions, substitutions and additions hereto as counsel for Purchaser and Seller shall mutually approve; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

                     (b)        Real Estate Reporting Person. Title Company is hereby designated the “real estate reporting person” for purposes of Section 6045 of Title 26 of the United States Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by Title Company shall so provide. Upon the consummation of the transaction contemplated by this Agreement, Title Company shall file Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation. Seller and Purchaser shall promptly furnish their federal tax identification numbers to Title Company and shall otherwise reasonably cooperate with Title Company in connection with Title Company’s duties as real estate reporting person.

                     (c)         Liability of Title Company.    The parties acknowledge that the Title Company shall be conclusively entitled to rely, except as hereinafter set forth, upon a certificate from Purchaser or Seller as to how the Earnest Money should be disbursed. Any notice sent by Seller or Purchaser (the “Notifying Party”) to the Title Company shall be sent simultaneously to the other noticed parties pursuant to Section 10.5 hereof (the “Noticed Parties”). If the Notice Parties do not object to the Notifying Party’s notice to the Title Company within ten (10) days after the Notice Parties’ receipt of the Notifying Party’s certificate to the Title Company, the Title Company shall be able to rely on the same. If the Notice Parties send, within such ten (10) days, written notice to the Title Company disputing the Notifying Party’s certificate, a dispute shall exist and the Title Company shall hold the Earnest Money as hereinafter provided. The parties hereto hereby acknowledge that Title Company shall have no liability to any party on account of Title Company’s failure to disburse the Earnest Money if a dispute shall have arisen with respect to the propriety of such disbursement and, in the event of any dispute as to who is entitled to receive the Earnest Money, disburse them in accordance with the final order of a court of competent jurisdiction, or to deposit or interplead such funds into a court of competent jurisdiction pending a final decision of such controversy. The parties hereto further agree that Title Company shall not be liable for failure to any depository and shall not be otherwise liable except in the event of Title Company’s gross negligence or willful misconduct. Title Company shall be reimbursed on an equal basis by Purchaser and Seller for any reasonable expenses incurred by Title Company arising from a dispute with respect to the Earnest Money. The obligations of Seller with respect to Title Company are intended to be binding only on Seller and Seller’s assets and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of the partners, members, officers, directors, shareholders or beneficiaries of Seller, or of any partners, members, officers, directors, shareholders or beneficiaries of any partners or members of Seller, or of any of Seller’s employees or agents.

10.25    SEC. Seller acknowledges that Purchaser may be required by the Securities and Exchange Commission to file audited financial statements for one year (i.e., the last complete fiscal year) with regard to the Property. At no cost or liability to Seller, Seller shall (i) cooperate with Purchaser, its counsel, accountants, agents, and representatives, provide them with access to Seller’s books and records (including, without limitation, the general ledger and operating statements) with respect to the operation of the Property for the applicable period, and permit them to copy the same, and (ii) furnish Purchaser with such additional information concerning the same as Purchaser shall reasonably request. In addition, at no cost or liability to Seller and without representation or warranty of any kind or nature, Seller agrees to provide to Purchaser’s auditor a letter of representation in the form attached hereto as Exhibit O, and upon written request therefor and to the extent in Seller’s possession or control, historical financial statements for the Property for the period of two (2) years prior to the Closing Date, including income and balance sheet data for the Property, whether required before or after Closing.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

SELLER:

LBA REALTY FUND II-COMPANY VII, LLC, a Delaware limited liability company

By:	LBA Realty Fund II, L.P.,
a Delaware limited partnership, its sole Member

	By:	LBA Management Company II, LLC,
a Delaware limited liability company, its General Partner

		By:	LBA Realty LLC,
a Delaware limited liability company, its Manager

			By:	LBA Inc.,
a California corporation, its Managing Member

By: /s/ Authorized Signatory
Name:
Title:

PURCHASER:

WELLS CORE REIT – 7601 TECHNOLOGY WAY, LLC,
a Delaware limited liability company

By:	Wells Core Office Income Operating Partnership, L.P.,
a Delaware limited partnership,
its sole member

	By:	Wells Core Office Income REIT, Inc.,
a Maryland corporation,
its sole general partner

By: /s/ Authorized Signatory
Name:
Title:

TITLE COMPANY:

FIDELITY NATIONAL TITLE COMPANY

By:     /s/  Authorized Signatory

Name:

Title:

Exhibit A

LEGAL DESCRIPTION OF THE LAND

A PARCEL OF LAND BEING LOCATED IN THE DENVER TECHNOLOGICAL CENTER EAST IN SECTION 8 AND 9, TOWNSHIP 5 SOUTH, RANGE 67 WEST OF THE 6TH PRINCIPAL MERIDIAN, CITY AND COUNTY OF DENVER, STATE OF COLORADO, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE WEST QUARTER CORNER OF SAID SECTION 9;

THENCE ALONG THE EAST - WEST CENTERLINE OF SAID SECTION 9 SOUTH 89 DEGREES 59 MINUTES 25 SECONDS EAST, 279.73 FEET TO THE POINT OF BEGINNING;

THENCE NORTH 52 DEGREES 41 MINUTES 01 SECONDS WEST, 368.62 FEET;

THENCE ALONG A NON-TANGENT CURVE TO THE RIGHT HAVING AN ARC LENGTH OF 563.61 FEET, A CENTRAL ANGLE OF 30 DEGREES 04 MINUTES 04 SECONDS, A RADIUS OF 1,074.00 FEET AND A CHORD WHICH BEARS NORTH 52 DEGREES 23 MINUTES 11 SECONDS EAST, 557.17 FEET;

THENCE SOUTH 27 DEGREES 16 MINUTES 44 SECONDS EAST, 79.29 FEET;

THENCE ALONG A NON-TANGENT CURVE TO THE RIGHT HAVING AN ARC LENGTH OF 413.05 FEET, A CENTRAL ANGLE OF 23 DEGREES 47 MINUTES 07 SECONDS, A RADIUS OF 995.00 FEET AND A CHORD WHICH BEARS NORTH 79 DEGREES 41 MINUTES 12 SECONDS EAST, 410.10 FEET;

THENCE NORTH 43 DEGREES 56 MINUTES 35 SECONDS EAST, 67.90 FEET TO THE SOUTHWESTERLY RIGHT-OF-WAY LINE OF SOUTH ULSTER STREET PARKWAY;

THENCE ALONG SAID RIGHT-OF-WAY LINE BEING A NON-TANGENT CURVE TO THE LEFT HAVING AN ARC LENGTH OF 73.83 FEET, A CENTRAL ANGLE OF 05 DEGREES 13 MINUTES 20 SECONDS, A RADIUS OF 810.00 FEET, AND A CHORD WHICH BEARS SOUTH 48 DEGREES 40 MINUTES 05 SECONDS EAST, 73.80 FEET;

THENCE LEAVING SAID RIGHT-OF-WAY LINE SOUTH 35 DEGREES 51 MINUTES 07 SECONDS WEST, 95.85 FEET TO A POINT OF CURVATURE;

THENCE 374.71 FEET ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 602.79 FEET, A CENTRAL ANGLE OF 35 DEGREES 36 MINUTES 58 SECONDS AND A CHORD WHICH BEARS SOUTH 18 DEGREES 02 MINUTES 45 SECONDS WEST, 368.70 FEET TO A POINT OF TANGENCY;

THENCE SOUTH 00 DEGREES 14 MINUTES 25 SECONDS WEST, 225.13 FEET;

THENCE ALONG A NON-TANGENT CURVE TO THE LEFT HAVING AN ARC LENGTH OF 21.09 FEET, A CENTRAL ANGLE OF 19 DEGREES 58 MINUTES 16 SECONDS A RADIUS OF 60.50 FEET, AND A CHORD WHICH BEARS SOUTH 23 DEGREES 40 MINUTES 09 SECONDS WEST, 20.98 FEET;

A-1

THENCE ALONG A NON-TANGENT CURVE TO THE LEFT HAVING AN ARC LENGTH OF 249.15 FEET, A CENTRAL ANGLE OF 43 DEGREES 59 MINUTES 32 SECONDS, A RADIUS OF 324.50 FEET AND A CHORD WHICH BEARS SOUTH 59 DEGREES 18 MINUTES 45 SECONDS WEST, 243.08 FEET;

THENCE NORTH 52 DEGREES 41 MINUTES 01 SECONDS WEST, 24.65 FEET;

THENCE NORTH 27 DEGREES 10 MINUTES 04 SECONDS WEST 292.72 FEET;

THENCE SOUTH 51 DEGREES 59 MINUTES 37 SECONDS WEST, 130.35 FEET;

THENCE NORTH 52 DEGREES 41 MINUTES 01 SECONDS WEST, 57.60 FEET TO THE TRUE POINT OF BEGINNING.

BASIS OF BEARINGS: ASSUMED ALONG THE SOUTHEASTERLY LINE OF DTC EAST, WHICH IS SITUATED SOUTH AND WEST OF SOUTH ULSTER STREET PARKWAY, NORTHWEST OF UNION AVENUE PARKWAY, AND EAST OF INTERSTATE HIGHWAY I-25, AND BEING THE NORTHERLY RIGHT-OF-WAY LINE OF UNION AVENUE PARKWAY, BOOK 29, PAGE 56, AS MONUMENTED BY A PIN AND CAP PLS 9655 BEING THE EASTERLY CORNER OF PARCEL 1, RECEPTION NO. 92-0071136 AND A PIN AND CAP PLS 23899, BEARING SOUTH 64 DEGREES 49 MINUTES 30 SECONDS WEST, 766.84 FEET.

A-2

Exhibit B

PERSONAL PROPERTY

None.

B-1

Exhibit C

LEASE SCHEDULE

Office Lease dated as of June 23, 2006, between LBA Realty Fund II – Company IV, LLC, predecessor-in-interest to LBA Realty Fund II-Company VII, LLC (“Landlord”), and Jackson National Life Insurance Company (“Tenant”), as supplemented and amended by (i) Notice of Lease Term Dates dated August 3, 2010, between Landlord and Tenant, (ii) First Amendment to Office Lease dated as of November 16, 2010, between Landlord and Tenant, (iii) Letter Agreement dated January 18, 2011, from Landlord to Tenant, (iv) Waiver dated March 16, 2011, executed by Tenant, and (v) Second Amendment to Office Lease dated April 30, 2011, between Landlord and Tenant.

C-1

Exhibit D

OPERATING AGREEMENTS SCHEDULE

Contract	Vendor	Term

Fire Alarm Monitoring	Metro State Fire	5/1/09 Open- end

Fire Alarm Testing	Metro State Fire	5/1/09 Open- end

Gardening Services	The Land Mechanic	Expired (MTM)

Generator Maintenance	Cummins Rocky Mountain	1/1/11 – 12/31/11

Landscape	Tech Center Maintenance	4/1/11 – 3/31/12

Lot Sweeping	Bob Popp Building Svcs	Open End

Pest Control	Wright Pest Control	Open End

HVAC Maintenance	HVAC Services, Inc.	Open End

Window Cleaning	Bob Popp Building Svcs	Open End

D-1

Exhibit E

DEED

(See attached)

Re:	7601 Technology Way
Denver, Colorado

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED, made this                      day of                                 , 2011, by                                                                      , a                                                       (“Grantor”), whose address is                                                                                                   , in favor of                                                      , a                          (“Grantee”), whose address is                                                                                                   .

WITNESSETH, THAT, Grantor, for an in consideration of ________________________ and No/100 Dollars ($                                             .00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has granted, bargained, sold and conveyed, and by these presents does grant, bargain, sell, convey, and confirm, unto Grantee all the real property, together with improvements, if any, situate, lying and being in the County of Denver, State of Colorado, legally described as follows (the “Property”):

See Exhibit A, attached hereto and incorporated herein by this reference.

TOGETHER with all and singular the hereditaments and appurtenances thereto belonging, or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof; and all the estate, right, title, interest, claim and demand whatsoever of the Grantor, either in law or equity, of, in and to the Property, and the hereditaments and appurtenances;

TO HAVE AND TO HOLD the Property with the appurtenances, unto the Grantee, its successors and assigns forever. The Grantor, for itself, its successors and assigns, does covenant and agree that it shall and will WARRANT AND FOREVER DEFEND the Property in the quiet and peaceable possession of the Grantee, its successors and assigns, against all and every person or persons claiming the whole or any part thereof, by, through or under the Grantor (but not any other party), subject only to those matters set forth in Exhibit B, attached hereto and incorporated herein by this reference.

[SEE SIGNATURE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, this instrument has been executed as of (but not necessarily on) this                      day of                                 , 2011.

GRANTOR:

LBA REALTY FUND II-COMPANY VII, LLC, a Delaware limited liability company

By:	LBA Realty Fund II, L.P.,
a Delaware limited partnership, its sole Member

	By:	LBA Management Company II, LLC,
a Delaware limited liability company, its General Partner

		By:	LBA Realty LLC,
a Delaware limited liability company, its Manager

			By:	LBA Inc.,
a California corporation,
its Managing Member

By:
Name:
Title:

ACKNOWLEDGMENT

State of

County of

On                                            before me,                                                                          ,

(here insert name and title of the notary)

personally appeared                                          who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature                                                           (Seal)

EXHIBIT A

LEGAL DESCRIPTION

Exhibit F

BILL OF SALE

For good and valuable consideration, the receipt of which is hereby acknowledged,                                         , a                                          (“Seller”), does hereby sell, transfer and convey to                                                                                   (“Purchaser”), without recourse or warranty, any and all personal property (the “Personal Property”) owned by Seller and used exclusively in connection with the operation of that certain real property known as 7601 Technology Way, Denver, Colorado, and more particularly described in Exhibit A attached hereto (the “Property”); provided, however, that the Personal Property shall not include any property conveyed by Seller to Jackson National Life Insurance Company pursuant to that certain Bill of Sale dated on or about the date hereof.

By its acceptance hereof, Purchaser acknowledges that the sale of the Personal Property is specifically made “as-is” and “where-is,” without any representations or warranties express or implied, including, without limitation, implied warranties of fitness for any particular purpose or merchantability or any other warranties whatsoever. Seller is not liable for or bound by, any express or implied warranties, guaranties, statements, representations or information pertaining to the Personal Property or relating thereto (including specifically, without limitation, information packages distributed with respect to the Property) made or furnished by Seller, the property manager, or any agent or real estate broker representing or purporting to represent Seller, to whomever made or given, directly or indirectly, orally or in writing.

[Next page is signature page]

F-1

IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale as of this              day of                         ,             .

SELLER:

By:
Name:
Title:

F-2

Exhibit G

ASSIGNMENT AND ASSUMPTION OF LEASES

This Assignment and Assumption of Leases (this “Assignment”) dated as of                                         ,          is entered into by and between                                         , a                                  (“Assignor”), and                                                               (“Assignee”).

W I T N E S S E T H

WHEREAS, Assignor is the lessor under those certain lease agreements identified on Exhibit B attached hereto (the “Leases”) executed with respect to that certain real property commonly known as 7601 Technology Way, Denver, Colorado (the “Property”) as more fully described in Exhibit A attached hereto;

WHEREAS, Assignor, as Seller, and                                                              , as Purchaser, have entered into that certain Purchase and Sale Agreement dated as of                                         ,         (the “Purchase Agreement”) conveying the Property (as defined in the Purchase Agreement); and

WHEREAS, Assignor desires to assign its interest as lessor in the Leases to Assignee, and Assignee desires to accept the assignment thereof;

Now, THEREFORE, in consideration of the promises and conditions contained herein, the parties hereby agree as follows:

1.        Effective as of the Effective Date (as defined below), Assignor hereby assigns to Assignee all of its right, title and interest in and to the Leases.

2.        Effective as of the Effective Date, Assignee hereby assumes all of the Assignor’s obligations under the Leases accruing on or to be performed subsequent to the Effective Date.

3.        Any rental and other payments under the Leases shall be prorated between the parties as provided in the Purchase Agreement.

4.        In the event of any litigation arising out of this Assignment, the losing party shall pay the prevailing party’s costs and expenses of such litigation, including, without limitation, attorneys’ fees.

5.        This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

6.        This Assignment shall be governed by and construed in accordance with the laws of the State of Colorado.

7.        Assignor represents to Assignee that Assignor is the owner of the Landlord’s interest under the Lease.

8.        Assignee acknowledges that, except as provided in the Purchase Agreement and in this Assignment, the conveyance of the Leases herein is specifically made “as-is” and “where-is,” without any representations or warranties express or implied, including, without limitation, implied warranties of fitness for any particular purpose or merchantability or any other warranties whatsoever. Assignee has not relied and will not rely on, and assignor is not liable for or bound by, any express or implied warranties, guaranties, statements, representations or information pertaining to the Leases or relating thereto (including specifically, without limitation, information packages distributed with respect to the real property) made or furnished by Assignor, the property manager, or any agent or real estate broker representing or purporting to represent Assignor, to whomever made or given, directly or indirectly, orally or in writing.

9.         This Assignment is delivered pursuant to the Purchase Agreement.

10.        For purposes of this Assignment, the “Effective Date” shall be the date of the Closing (as defined in the Purchase Agreement).

11.        This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same document.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

ASSIGNOR:

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

EXHIBIT A

Legal Description of Property

(See Attached)

EXHIBIT B

Leases

(See Attached)

Exhibit H

ASSIGNMENT AND ASSUMPTION OF

OPERATING AGREEMENTS, WARRANTIES AND INTANGIBLES

THIS ASSIGNMENT AND ASSUMPTION OF OPERATING AGREEMENTS, WARRANTIES AND INTANGIBLES is made and entered into as of this          day of                     ,         , by                                 , a                                  (“Assignor”), and                                                               (“Assignee”).

FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, effective as of the Effective Date (as defined below), and in connection with the sale of that certain real property described in Exhibit A attached hereto (the “Property”) Assignor hereby assigns and transfers unto Assignee all of its right, title, claim and interest in and under:

(A)       all warranties and guaranties (express or implied) made by or received from any third party with respect to any building, building component, structure, fixture, machinery, equipment, or material situated on, contained in any building or other improvement situated on, or comprising a part of any building or other improvement situated on, any part of the Property including, without limitation, those warranties and guaranties listed in Exhibit B attached hereto (collectively, “Warranties”);

(B)       all of the service contracts listed in Exhibit C attached hereto (the “Service Contracts”); and

(C)       any Intangibles (as defined in that certain Purchase and Sale Agreement dated as of                                         ,          between Assignor and                                                               (the “Purchase Agreement”)).

ASSIGNOR AND ASSIGNEE FURTHER HEREBY AGREE AND COVENANT AS FOLLOWS:

1.         Effective as of the Effective Date (as defined below), Assignee hereby accepts the assignment from Assignor of all of Assignor’s right, title and interest in and to the Service Contracts, Warranties and Intangibles.

2.         Effective as of the Effective Date, Assignee hereby assumes all of the owner’s obligations under the Service Contracts accruing on or to be performed subsequent to the Effective Date.

3.         In the event of any litigation between Assignor and Assignee arising out of this Assignment, the losing party shall pay the prevailing party’s costs and expenses of such litigation, including, without limitation, reasonable attorneys’ fees.

4.         This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

5.         This Assignment shall be governed by and construed in accordance with the laws of the State of Colorado.

6.         This Assignment is delivered pursuant to the Purchase Agreement.

7.         Assignee acknowledges and agrees that, except as provided in the Purchase Agreement, the conveyance of the service contracts, warranties and intangibles is specifically made “as-is” and “where-is,” without any representations or warranties express or implied, including, without limitation, implied warranties of fitness for any particular purpose or merchantability or any other warranties whatsoever. Assignee has not relied and will not rely on, and Assignor is not liable for or bound by, any express or implied warranties, guaranties, statements, representations or information pertaining to the service contacts, warranties or intangibles or relating thereto (including specifically, without limitation, information packages distributed with respect to the property) made or furnished by Assignor, the property manager, or any agent or real estate broker representing or purporting to represent Assignor, to whomever made or given, directly or indirectly, orally or in writing.

8.         For purposes of this Assignment, the “Effective Date” shall be the date of the Closing (as defined in the Purchase Agreement).

9.         This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same document.

[Next page is signature page]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

ASSIGNOR:

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

EXHIBIT A

Legal Description of Property

(See Attached)

EXHIBIT B

Warranties & Guaranties

(See Attached)

EXHIBIT C

Service Contracts

(See Attached)

Exhibit I

NOTICE TO TENANTS

                         ,

To:

Re:	Notice of Lease Assignment

Premises:

Ladies and Gentlemen:

Please be advised that the Premises have been acquired by, and the Lessor’s interest in your lease and your security deposit in the amount of $                     have been assigned, to                                                                                                                    (“New Owner”).

All future rental and other payments under your lease shall be paid to New Owner, in accordance with the terms of your lease, to the following address:

Very truly yours,

Prior Owner:

By:
Name:
Title:

New Owner:

By:
Name:
Title:

I-1

Exhibit J

CERTIFICATE OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee (buyer) that withholding of tax is not required upon the disposition of a U.S. real property interest by                                 , a                                  (“Seller”), the undersigned hereby certifies the following on behalf of Seller:

1.         Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.         Seller is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations;

3.         Seller’s U. S. employer identification number is                         ; and

4.         Seller’s office address is:

c/o LBA Realty

17901 Von Karman Avenue, Suite 950

Irvine, California 92614

Seller understands that this certification may be disclosed to the Internal Revenue Service by the transferee (buyer) and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned declares that he has examined this certification and to the best of his knowledge and belief it is true, correct and complete, and he further declares that he has the authority to sign this document on behalf of Seller.

[Next page is signature page]

J-1

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the          day of                     , 20        .

SELLER:	,

a

By:

Name:

Title:

J-2

Exhibit K

PARKING EASEMENT AGREEMENT

(See attached)

K-1

Exhibit L

DECLARATION

(See attached)

L-1

Exhibit M

TENANT ESTOPPEL CERTIFICATE

The undersigned (“Tenant”) hereby certifies to LBA Realty Fund II – Company VII, LLC, a Delaware limited liability company, and its successors and assigns (“Landlord”), Wells Core REIT – 7601 Technology Way, LLC, a Delaware limited liability company (“Purchaser”), and PNC Bank, National Association, and its successors and assigns (“Lender”) as follows:

1.        Attached hereto is a true, correct and complete copy of that certain Office Lease dated as of June 23, 2006, between LBA Realty Fund II – Company IV, LLC, predecessor-in-interest to Landlord, and Tenant (as amended, the “Lease”), which demises approximately 182,875 rentable square feet of space (the “Premises”) in the building located at 7601 Technology Way, Denver, Colorado. The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Section 6 below. Unless otherwise expressly provided in this certificate, capitalized terms used herein shall have the same meanings as in the Lease.

2.        The term of the Lease commenced on April 1, 2007.

3.        The term of the Lease is currently scheduled to expire on March 31, 2017.

4.        Tenant has no option to renew or extend the term of the Lease except: the option to renew or extend the term of the Lease for up to 2 renewal periods of 5 years each in accordance with Section 2.2 of the Lease.

5.        Tenant has no preferential right to purchase the Premises or any portion of the Building or Site upon which the Premises are located, and Tenant has no rights or options to expand into other space in the Building. Notwithstanding anything in the foregoing sentence to the contrary, Tenant has waived its First Sale Right to purchase the Property to the extent set forth in that certain Waiver dated March 16, 2011, executed by Tenant.

6.        The Lease has: (Initial One)

(    )     not been amended, modified, supplemented, extended, renewed or assigned.

( X )    been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, true, correct and complete copies of which are attached hereto: Notice of Lease Term Dates dated August 3, 2010, between Landlord and Tenant; First Amendment to Office Lease dated as of November 16, 2010, between Landlord and Tenant (the “First Amendment”); Letter Agreement dated January 18, 2011, from Landlord to Tenant (the “Letter Agreement”); Waiver dated March 16, 2011, executed by Tenant; and Second Amendment to Office Lease dated April 30, 2011, between Landlord and Tenant.

7.        Tenant has accepted and is now in possession of the Premises and has not sublet, assigned or encumbered the Lease, the Premises or any portion thereof, except as follows: N/A.

8.        The current Monthly Basic Rent is $367,578.75; and there are currently no monthly parking charges. The base year stop amount is $879,319.11 per year or $4.81 per square foot per year.

9.        Tenant’s Percentage is 100%, and Tenant’s Percentage of Operating Expenses currently payable by Tenant is $15,894.00 per month, which amount is Landlord’s current estimate of Tenant’s Percentage of Operating Expenses in excess of the Operating Expenses allocable to calendar year 2007. Tenant also contracts and pays directly for all utilities, including heating and air conditioning services and janitorial services.

10.      No rent under the Lease has been paid for more than thirty (30) days in advance of its due date, except: N/A.

11.      All work required to be performed by Landlord under the Lease has been completed and has been accepted by Tenant, and all tenant improvement allowances have been paid in full, except: N/A.

12.      To Tenant’s actual knowledge, without inquiry as of the date hereof, there are no defaults on the part of Landlord under the Lease.

13.      There are no defaults on the part of Tenant under the Lease.

14.      To Tenant’s actual knowledge, without inquiry as of the date hereof, Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord, except: N/A.

15.      To Tenant’s actual knowledge, without inquiry as of the date hereof, Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies, except as expressly provided in the Lease.

16.      Tenant pays rent due Landlord under the Lease to Landlord and does not have any knowledge of any other person who has any right to such rents by collateral assignment or otherwise.

17.      Landlord has paid all amounts owed to Tenant under the Lease, except for any unreconciled operating expenses and taxes.

18.      The foregoing certification is made with the knowledge that Lender is about to fund a loan to Purchaser for the purchase of the Building from Landlord, and that Purchaser and Lender, and their successors and assigns, are relying upon the representations herein made in funding such loan or purchasing the Building. The undersigned has the requisite authority to execute this certificate on behalf of Tenant.

[Signature page follows.]

Dated:                             , 2011

“TENANT”

JACKSON NATIONAL LIFE INSURANCE COMPANY, a Michigan corporation

By:

Print Name:

Its:

Exhibit N

APPROVED TITLE EXCEPTIONS

1.	Taxes and assessments for the year 2011 and subsequent years, a lien, not yet due or payable.

2.	Reservation by the Union Pacific Railroad Company of all coal and other minerals underlying the land, the exclusive right to prospect for, mine and remove oil, coal and other minerals, and the right of ingress and egress and regress to prospect for, mine and remove oil, coal and other minerals, as contained in deed recorded April 3, 1896 in Book 1122 at Page 78, and any and all assignments thereof or interests therein.

Note: As limited by the Union Pacific Railroad Company, successor to the Union Pacific Railway Company by instruments recorded January 5, 1960 in Book 1169 at Page 403 and June 6, 1969 in Book 1816 at Page 4 (of the Arapahoe County records), and recorded December 31, 1968 in Book 9973 at Page 514.

Note: Request for Notification of Surface Development was recorded May 16, 2002 at Reception No. B2090728 of the Arapahoe County records.

3.	Right of way for ditches or canals constructed by the authority of the United States, as reserved in United States Patent recorded January 26, 1891 in Book 647 at Page 632.

4.	An easement for telecommunication lines and incidental purposes granted to American Telephone and Telegraph Company by the instrument recorded July 19, 1950 in Book 683 at Page 502 of the Arapahoe County records.

5.	An easement for telecommunication lines and incidental purposes granted to American Telephone and Telegraph Company by instrument recorded July 19, 1950 in Book 683 at Page 496 of the Arapahoe County records.

6.	Covenants, conditions and restrictions, (but omitting therefrom any covenant or restriction based on race, color, religion, sex, handicap, familial status or national origin, if any) which do not include a forfeiture or reverter clause, and any and all supplements, amendments, and annexations thereto, set forth in the instrument(s) recorded July 13, 1976 in Book 1282 at Page 381 and as amended by instrument recorded March 15, 1982 in Book 2550 at Page 82.

7.	Terms, conditions, provisions, agreements and obligations specified under the Detention Pond Easement Agreement, which was recorded July 3, 1981 in Book 2404 at Page 432, and amended by instrument recorded February 3, 1988 at Reception No. 232730.

8.	An easement for public utilities and incidental purposes granted to Public Service Company of Colorado by the instrument recorded February 1, 1982 in Book 2527 at Page 516, and as shown on the survey prepared by Martin/Martin Consulting Engineers dated April 1, 2011 as job no. 20851-C.87, upon the terms and conditions set forth in the instrument, over a portion of the land.

9.	The costs and assessments for the benefit of the subject property as set forth in Ordinance No. 239, Series of 1990 creating a Business Improvement District recorded May 7, 1990 at Reception No. 039892.

All such charges are collected with the tax bill for the general and special taxes, and are paid current to date.

10.	An easement for water pipelines and incidental purposes granted to the City and County of Denver by the instrument recorded November 25, 1996 at Reception No. 9600161000, and as shown on the survey prepared by Martin/Martin Consulting Engineers dated April 1, 2011 as job no. 20851-C.87.

11.	An easement for water pipelines and incidental purposes granted to the City and County of Denver by the instrument recorded November 25, 1996 at Reception No. 9600161001 and re-recorded April 7, 1997 at Reception No. 9700043893, and as shown on the survey prepared by Martin/Martin Consulting Engineers dated April 1, 2011 as job no. 20851-C.87.

Partial Release of Easement was recorded June 3, 1998 at Reception No. 9800082825.

Affects Parcels Two and Five.

12.	An easement for water pipelines and incidental purposes granted to the City and County of Denver by the instrument recorded November 25, 1996 at Reception No. 9600161002, and as shown on the survey prepared by Martin/Martin Consulting Engineers dated April 1, 2011 as job no. 20851-C.87.

13.	Terms, conditions, provisions, agreements and obligations specified under the Letter Agreement, which was recorded December 24, 1996 at Reception No. 9600174415. (Paid to date).

14.	Terms, conditions, provisions, agreements and obligations specified under the Conveyance of Easement, which was recorded December 31, 1996 at Reception No. 9600176815.

15.	Terms, conditions, provisions, agreements and obligations specified under the Storm Sewer Easement, which was recorded December 31, 1996 at Reception No. 9600176816.

16.	Terms, conditions, provisions, agreements and obligations specified under the Sanitary Sewer Line, Water Link and Fire Road Easement, which was recorded December 31, 1996 at Reception No. 9600176817, as amended March 13, 1997 at Reception No. 9700030740, and as shown on the survey prepared by Martin/Martin Consulting Engineers dated April 1, 2011 as job no. 20851-C.87.

17.	Terms, conditions, provisions, agreements and obligations specified under the Voice/Data Easement, which was recorded April 1, 1997 at Reception No. 9700040656, and as shown on the survey prepared by Martin/Martin Consulting Engineers dated April 1, 2011 as job no. 20851-C.87.

18.	Terms, conditions, provisions, agreements and obligations specified under the Right of Way Easement Agreement, which was recorded January 9, 1998 at Reception No. 9800003989, and as amended by instrument recorded January 9, 1998 at Reception No. 9800003990, and as shown on the survey prepared by Martin/Martin Consulting Engineers dated April 1, 2011 as job no. 20851-C.87.

19.	Terms, conditions, provisions, agreements and obligations specified under the Right of Way and Easement Agreement with MCI Metro Access Transmission Services, Inc., which was recorded January 21, 1998 at Reception No. 980009407 and March 6, 1998 at Reception No. 9800033510, and as shown on the survey prepared by Martin/Martin Consulting Engineers dated April 1, 2011 as job no. 20851-C.87.

20.	Terms, conditions, provisions, agreements and obligations specified under the Easement and Indemnity Agreement, which was recorded May 29, 1998 at Reception No. 9800080436.

Affects Parcels Two and Five.

21.	Terms, conditions, provisions, agreements and obligations specified under the Easement Agreement, which was recorded November 2, 1998 at Reception No. 9800183151, and as shown on the survey prepared by Martin/Martin Consulting Engineers dated April 1, 2011 as job no. 20851-C.87.

Affects Parcels Two and Five.

22.	An easement for water pipelines and incidental purposes granted to the City and County of Denver by the instrument recorded January 14, 1999 at Reception No. 9900007859, and as shown on the survey prepared by Martin/Martin Consulting Engineers dated April 1, 2011 as job no. 20851-C.87.

Affects Parcels Two and Five.

23.	Terms, conditions, provisions, agreements and obligations specified under the Wastewater Easement and Indemnity Agreement, which was recorded March 29, 1999 at Reception No. 9900055427, and as shown on the survey prepared by Martin/Martin Consulting Engineers dated April 1, 2011 as job no. 20851-C.87

24.	Terms, conditions, provisions, agreements and obligations specified under the Water Easement and Indemnity Agreement, which was recorded March 29, 1999 at Reception No. 9900055428, and as shown on the survey prepared by Martin/Martin Consulting Engineers dated April 1, 2011 as job no. 20851-C.87.

Affects Parcels Two and Five.

25.	Terms, conditions, provisions, agreements and obligations specified under the Easement Agreement, which was recorded July 20, 1999 at Reception No. 9900126684.

Affects Parcels Two and Five.

26.	Terms, conditions, provisions, agreements and obligations specified under the Easement and Indemnity Agreement, which was recorded October 29, 1999 at Reception No. 9900187772, and as shown on the survey prepared by Martin/Martin Consulting Engineers dated April 1, 2011 as job no. 20851-C.87.

Affects Parcels Two and Five.

27.	Terms, conditions, provisions, agreements and obligations specified under the Declaration of Easement , which was recorded March 8, 2001 at Reception No. 2001094474.

28.	Terms, conditions, provisions, agreements and obligations specified under the J.D. Edwards Planned Building Group Map, which was recorded March 15, 2001 at Reception No. 2001037224.

29.	Terms, conditions, provisions, agreements and obligations specified under the Easement and Indemnity Agreement, which was recorded April 12, 2002 at Reception No. 2002069157, and as shown on the survey prepared by Martin/Martin Consulting Engineers dated April 1, 2011 as job no. 20851-C.87.

Affects Parcels Two and Five.

30.	Terms, conditions, provisions, agreements and obligations specified under the Access Easement, which was recorded April 28, 2004 at Reception No. 2004097259, and as shown on the survey prepared by Martin/Martin Consulting Engineers dated April 1, 2011 as job no. 20851-C.87.

31.	Any tax, lien, fee, or assessment by reason of inclusion of said land into the Southeast Public Improvement Metropolitan District, as set forth in instrument recorded May 12, 2004 at Reception No. 2004048768 (Douglas County Records), and corrective Order recorded November 18, 2004 at Reception No. B4201315 (Arapahoe County Records).

All such charges are collected with the tax bill for the general and Special Taxes and are paid current to date.

32.	Terms, conditions, provisions, agreements and obligations specified under the Declaration of Easements, Covenants, Conditions and Restrictions, which was recorded December 9, 2005 at Reception No. 2005210748.

33.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:

Granted to: Public Service Company of Colorado

Purpose: public utilities

Recording Date: June 8, 1982

Recording No: Book 2597 at Page 676

34.	Terms, conditions, provisions, agreements and obligations contained in the Access Easement Agreement as set forth below:

Recording Date: December 15, 1992

Recording No.: Reception No. 92-0149017

35.	Terms, conditions, provisions, agreements and obligations contained in the Parking Easement Agreement as set forth below:

Recording Date:                     , 2011

Recording No.: Reception No.

Affects Parcel Six

(Subject to existing liens on the burdened property)

36.	Terms, conditions, provisions, agreements and obligations contained in the Declaration of Reciprocal Courtyard Easements and Courtyard Maintenance for Lots 1, 4, 5, 6 and 7 and the Wetland Parcel at Technology Way Campus as set forth below:

Recording Date:                     , 2011

Recording No.: Reception No.

Affects Parcel Seven

(Subject to existing liens on the burdened property)

37.	Unrecorded lease with Jackson National Life as disclosed in writing by Seller to Purchaser.

Exhibit O

AUDITOR’S LETTER

(See attached)

O-1

AUDITOR’S LETTER OF REPRESENTATION

[DATE]

Frazier & Deeter, LLC

600 Peachtree Street, N.E.

Suite 1900

Atlanta, Georgia 30308

We are providing this letter in connection with your audit of the statement of revenues over certain operating expenses for the year ended                     , 20     (the “Statement”). The Statement was prepared by Wells Core Office Income REIT, Inc. (“Wells Core Office Income REIT”), or its designee, with information provided by                      (the “Seller”) in connection with Wells Core Office Income REIT’s purchase of the project known as                      (the “Project”). We understand that you are auditing the Statement for the purpose of expressing an opinion as to whether the Statement presents fairly, in all material respects, the revenues over certain operating expenses in conformity with accounting principles generally accepted in the United States (“GAAP”).

The undersigned, the chief financial officer of Seller confirms, to the best of his knowledge and belief, as of the date of this letter, the following as it relates to the financial statements the Seller maintains for the Project for the year ended                         , 20     (“Operating Statement”).

1.	We have made available to Wells Core Office Income REIT all financial records and related data requested by Wells Core Office Income REIT for the purpose of preparing the Statement for the Project.

2.	There have been no communications from regulatory agencies or lenders concerning noncompliance with or deficiencies in Seller’s financial practices except as follows: [If none, state “none”]: .

3.	The operating statements delivered and/or made available by Seller to Wells Core Office Income REIT pursuant to Section 3.1 of the Purchase and Sale Agreement dated [ ] are complete copies of such operating statements and, to Seller’s knowledge, are the same operating statements used by Seller in Seller’s reporting of the financial condition of the Project.

This letter is being delivered pursuant to the terms of the Purchase and Sale Agreement and is subject to the terms and conditions thereof.

By:

Name:

Title: Chief Financial Officer

O-2

Exhibit P

TECHNOLOGY WAY ESTOPPEL

(See attached)

P-1

ESTOPPEL CERTIFICATE

From: Technology	Way Owners Association, Inc. (the “Association”)

To: Owner,	Purchaser and Lender (as hereinafter identified)

Re:	Declaration of Covenants, Conditions and Restrictions for Technology Way Campus dated December 7, 2005, covering the Property (as defined therein) and recorded under Document No. 2005210748 in the official records of the City & County of Denver, Colorado (the “Declaration”). All capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Declaration.

The Association hereby certifies to Owner, Purchaser and Lender, and their respective successors and assigns, as follows:

1.        LBA Realty Fund II- Company VII, LLC, a Delaware limited liability company (“Owner”), is the current owner of Lot 1 being a portion of the Property which is subject to the Declaration. The Declaration is in full force and effect and has not been modified, altered or amended.

2.        As of the date of this certificate, (i) there are no unpaid Assessments due from Owner, and (ii) Owner is not in default under any of the terms, conditions or covenants of the Declaration to be performed or complied with by Owner, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by the Association or both, would constitute such a default.

3.        The Association acknowledges that Purchaser and Lender will, and will be entitled to, rely on the truth of this certificate. For purposes hereof, the term “Purchaser” shall mean Wells Core REIT – 7601 Technology Way, LLC, a Delaware limited liability company, and the term “Lender” shall mean PNC Bank, National Association.

4.        The party executing this document on behalf of the Association represents that he/she has been authorized to do so on behalf of the Association.

EXECUTED on this          day of                                         , 2011.

TECHNOLOGY WAY OWNERS ASSOCIATION, INC.

By:

Name:

Title:

P-2